Exhibit (p)(1)

                                 MEMORIAL FUNDS
                                 CODE OF ETHICS
                                February 29, 2000


SECTION 1.  INTRODUCTION

         This Code of Ethics ("Code") has been adopted by the Memorial Funds (the "Trust") with respect to each of its investment portfolios (each a "Fund") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Trust and to deal with other types of conflict of interest situations.

         Upon discovering a violation of the Code, the Board of Trustees (the "Board") may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment or other position of the violator.

SECTION 2.  DEFINITIONS

         (A)  Access Person means:

         (i)      any Trust officer;
         (ii)     any trustees, including any independent trustee; and
         (iii) any individual in a control relationship with a Fund who obtains information concerning recommendations made to a Fund about the purchase or sale of a security.

         (B) Beneficial Owner means "beneficial owner" as defined in Rule 16a-1(a)(2) under the securities and Exchange Act of 1934 Act except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

         (C) Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         (D) Covered Security means any security except:

         (i)      direct obligations of the Government of the United States;
         (ii)     bankers' acceptances and bank certificates of deposit;
         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
         (iv)     repurchase agreements covering any of the foregoing; and
         (v)      shares of registered open-end investment companies.

         (E) Investment Personnel means any individual who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

         (F) Security Held or to be Acquired by the Trust means

         (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the Trust or (y) is being or has been considered by the Trust or an investment adviser to the Trust for purchase by the applicable Trust; and

     (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

     (G) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

SECTION 3.  PROHIBITED TRANSACTIONS

         (A) PROHIBITION AGAINST FRAUDULENT CONDUCT. No Access Person shall use any information concerning the investments or investment intentions of a Fund, or the Access Person's ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of a Fund.

         In addition, no affiliated person of a Fund shall, directly or indirectly in connection with the purchase or sale of a security held or to be acquired by a Fund:

         (i)      employ any device, scheme or artifice to defraud a Fund;
                  (ii) make to a Fund or to a Fund's investment advisers or distributor any untrue statement of a material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund; or

         (iv)     engage in any manipulative practice with respect to a Fund.

         (B) OTHER PROHIBITED TRANSACTIONS.  Access Persons are prohibited from:

         (i) inducing or causing a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;

         (ii) accepting anything other than of DE MINIMUS value or any other preferential treatment from any entity with which a Fund does business;
         (iii) establishing or maintaining an account at any entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

         (iv) using knowledge of portfolio transactions of a Fund for their personal benefit or the personal benefit of their friends or relatives;

         (v) violating the anti-fraud provisions of the federal or state securities laws;

         (vi) serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.


         (C) UNDUE INFLUENCE; DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Fund without having disclosed the Access Person's interest, if any, in such securities or the issuer thereof, including, without limitation:

         (i) the Access Person's direct or indirect beneficial ownership of any securities of such issuer;

         (ii) any position with such issuer or its affiliates; and

         (iii)any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

          (D) CORPORATE OPPORTUNITIES. All Access Persons are prohibited from taking personal advantage of any opportunity properly belonging to a Fund.

          (E) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

SECTION 4.  REPORTING REQUIREMENTS

         (A) ACCESS PERSON REPORTING. All Access Persons must report the information described in this Section with respect to transactions in any Covered Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All Access Persons and Investment Personnel must report to the Review Officer unless they are otherwise required to report to the distributor or an investment adviser of the Trust or a Fund pursuant to a Code of Ethics adopted by those entities and approved by the Trustees.

         (B) TRUSTEE REPORTING. An independent trustee (a trustee who is not an interested person of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940 Act) need only report a transaction if the trustee knew at the time of the transaction or, in the ordinary course of fulfilling the trustee's official duties as a trustee, should have known that, during the 15 day period immediately preceding or after the date of the transaction in a Covered Security by the trustee, such Covered Security is or was purchased or sold or was being considered for purchase or sale by a Fund or an investment adviser to the Trust or a Fund.

         (C) EXCLUSIONS FROM REPORTING. Purchases or sales of Covered Securities in an account in which an Access Person has no direct or indirect influence or control are not subject to the reporting requirements of this Section.

         (D) INITIAL HOLDING REPORTS. No later than ten (10) days after the person becomes an Access Person, an Access Person must report the following information:

         (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
         (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
         (iii)    the date that the report is submitted by the Access Person.

          (E) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, an Access Person must report the following information:

          (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person had, or by reason of such
               transaction   acquired,   any  direct  or   indirect   beneficial
               ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
               (3) the price of the Covered Security at which the transaction was effected;
               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and
               (5)  the date that the report is submitted by the Access Person.

          (ii) with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (1) the name of the broker, dealer or bank with whom the Access Person established the account;
               (2)  the date the account was established; and
               (3)  the date that the report is submitted by the Access Person.

         (F) ANNUAL HOLDINGS REPORTS. Annually, an Access Person must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

         (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
         (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
         (iii)    the date that the report is submitted by the Access Person.

         (G) CERTIFICATION OF COMPLIANCE. Each Access Person is required to certify annually (in the form of Appendix A) that the Access Person has read and understood the Code and recognizes that the Access Person is subject to the Code. Further, each Access Person is required to certify annually that the Access Person has complied with all the requirements of the Code and that the Access Person has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

         (H) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all Covered Securities transactions shall be deemed to satisfy these reporting requirements. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

         (I) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         (J) ACCOUNT OPENING PROCEDURES. Access Persons shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, all Access Persons will promptly:

         (i) provide full access to the Trust, its agents and attorneys to any and all records and documents which the Trust considers relevant to any securities transactions or other matters subject to the Code;
         (ii) cooperate with the Trust, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
         (iii) provide the Trust, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
         (iv) promptly notify the Review Officer or such other individual as the Trust may direct, in writing, from time to time, of any incident of noncompliance with the Code by any Access Person.

SECTION 5.  REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. A Review Officer shall be appointed by the Trust's President to:

          (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
          (ii) identify all Access Persons who are required to make these reports and promptly inform each Access Person of the requirements of this Code;
         (iii) compare, on a quarterly basis, all Access Person Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
         (iv) maintain a signed acknowledgment by each person who is then an Access Person, in the form of Appendix A; and

         (v) identify persons who are Investment Personnel of the Trust and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.

         (vi)     Annually prepare a written report to the Trustees that

                    (1) describes any issues under the code of ethics or procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and
                    (2)  certifies   that  the  Fund  has   adopted   procedures
                         reasonably necessary to prevent Access Persons from violating the code.

         (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the designated Review Officer shall request a written explanation of the Access Person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Board.

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by the Trust which has been in effect during the previous five (5) years in an easily accessible place;
         (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
         (iii)    a copy of each report made by an Access  Person as required by
                  Section 4 of this Code for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by a Trust, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 5(c) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
         (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 5(a)(v) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted.

SECTION 6.  BOARD REVIEW


         The Board of Trustees, including a majority of the independent trustees, shall:

         (i) approve the code of ethics of the Trust, the code of ethics of each investment adviser and principal underwriter of the Trust before initially retaining their services, and any material changes to these codes within six months of such change;
         (ii) base its approval of a code of ethics, and any material changes to a code of ethics, on a determination that the code contains provisions reasonably necessary to prevent access persons (as defined in the respective codes) from engaging in prohibited conduct;
         (iii) receive, prior to approving a code or any amendment to a code, a certification from the Trust, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating the code; and
         (iv)     receive and consider, no less frequently than annually

                  (1) a written report from the Trust, investment adviser, or principal underwriter describing any issues, material violations or sanctions arising under the Code; and

(2) a written certification from the Trust, investment adviser, or principal underwriter, as applicable, that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code.

                                 MEMORIAL FUNDS

                                 CODE OF ETHICS

                                   APPENDIX A
                          ACCESS PERSON ACKNOWLEDGEMENT


I understand that I am an Access person as defined in the Memorial Funds Code of Ethics. I have read and I understand the Code of Ethics and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.




    Signature                                                      Date



  Printed Name

     THIS FORM MUST BE COMPLETED AND RETURNED TO THE TRUST'S REVIEW OFFICER:

                                NANETTE K. CHERN
                               C/O MEMORIAL FUNDS
                               TWO PORTLAND SQUARE
                               PORTLAND , ME 04101

                                                                  Exhibit (p)(2)

                         FORUM INVESTMENT ADVISORS, LLC
                            FORUM FUND SERVICES, LLC
                                 CODE OF ETHICS
                           AS AMENDED JANUARY 17, 2000


INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by Forum Fund Services, LLC ("FFS") and Forum Investment Advisors, LLC ("FIA" and collectively with FFS, "Forum"). This Code pertains to Forum's investment advisory and distribution services to registered management investment companies or series thereof (each a "Fund"). In addition, this Code applies to employees of Forum's commonly controlled companies who serve as officers of a Fund. This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations. Definitions of underlined terms are included in Appendix A.

1.       POLICY STATEMENT

         Forum forbids any Access Person, Investment Personnel or Fund Officer from engaging in any conduct which is contrary to this Code. In addition, due to their positions, Forum also forbids any Access Person or Investment Personnel from engaging in any conduct which is contrary to Forum's Insider Trading Policy and Related Procedures. In addition, many persons subject to the Code are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of your obligations to Forum. These include contractual arrangements with Forum, policies adopted by Forum concerning confidential information and documents and FFS' Compliance and Supervisory Procedures Manual.

         Forum has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.       WHO IS COVERED BY THIS CODE

(a) All Access Persons and Investment Personnel, in each case only with respect to those Funds as listed on Appendix B.

(b) Fund Officers, but only with respect to those Funds for which they serve as Fund Officers as listed in Appendix B.

3.       PROHIBITED TRANSACTIONS

         (A) PROHIBITION AGAINST FRAUDULENT CONDUCT. It is unlawful for Access Persons, Investment Personnel and Fund Officers to use any information concerning a security held or to be acquired by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, they shall not, directly or indirectly:

         (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;
         (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund.


         (B) BLACKOUT PERIOD. Access Persons and Investment Personnel shall not purchase or sell a Covered Security in an account over which they have direct or indirect influence or control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.


         (C) ADDITIONAL INVESTMENT PERSONNEL BLACKOUT PERIOD. No Investment Personnel shall purchase or sell a Covered Security within five calendar days before or two calendar days after a Fund for which the Investment Personnel makes or participates in making a recommendation trades in that security. Any profits realized on trades within this proscribed period shall be disgorged. This blackout period does not apply to money market mutual funds which are advised by FIA.

         (D) FUND OFFICER PROHIBITION. No Fund Officer shall directly or indirectly seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Fund Officer.


         (E) BLACKOUT PERIOD EXCLUSIONS AND DEFINITIONS. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b) and (c):


         (i) purchases or sales over which you have no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in your home);
         (ii) purchases which are part of an automatic dividend reinvestment plan;
         (iii)    purchases or sales which are non-volitional on your part; and

         (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

         Your trading shall be exempt from the  limitations of Sections 3(b) and
(c) provided that (i) the market capitalization of a particular security exceeds $1 billion and (ii) pending orders of FIA do not exceed two percent of the daily average trading volume of the security for the prior 15 days.


         For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

         (F) REQUIREMENT FOR PRECLEARANCE. Investment Personnel must obtain prior written approval from the designated Review Officer before:

         (i) directly or indirectly acquiring securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed; and
         (ii) directly or indirectly acquiring securities in a private placement. In determining whether to preclear the transaction, the Review Officer designated under Section 5 shall consider, among other factors, whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the Investment Personnel by virtue of their position with the Fund.


         Any Investment Personnel of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if they play a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Investment Personnel has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.


         (G) OTHER PROHIBITED TRANSACTIONS. Access Persons, Investment Personnel and Fund Officers shall not:


         (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;
         (ii) accept anything other than of DE MINIMIS value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;
         (iii) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

         (iv) use knowledge of portfolio transactions of a Fund for your personal benefit or the personal benefit of others;
         (v) violate the anti-fraud provisions of the federal or state securities laws;
         (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.


         (H) UNDUE INFLUENCE. Access Persons, Investment Personnel and Fund Officers shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to you. You shall not recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section 4, preclearance in accordance with Section 3(f), or otherwise) your interest, if any, in such securities or the issuer thereof, including, without limitation, (i) your beneficial ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between you (or any party in which you have a significant interest) and such issuer or its affiliates.

         (I) CORPORATE OPPORTUNITIES. Access Persons, Investment Personnel and Fund Officers shall not take personal advantage of any opportunity properly belonging to a Fund.

         (J) CONFIDENTIALITY. Except as required in the normal course of carrying out their business responsibilities, Access Persons, Investment Personnel and Fund Officers shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.


4.       REPORTING REQUIREMENTS

         (A) REPORTING. Access Persons, Investment Personnel and Fund Officers must report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. They must report to the designated Review Officer unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another person.

         (B) EXCLUSIONS FROM REPORTING. Purchases or sales in Covered Securities in an account in which you have no direct or indirect influence or control are not subject to the reporting requirements of this Section.

         (C) INITIAL HOLDING REPORTS. No later than ten (10) days after you become subject to this Code as set forth in Section 2, you must report the following information:

         (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you have any direct or indirect beneficial ownership as of the date you became subject to this Code;

         (ii) the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became subject to this Code; and
         (iii)    the date that the report is submitted.

         (D) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, you must report the following information:

          (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
               (3) the price of the Covered Security at which the transaction was effected;
               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and
               (5)  the date that the report is submitted.

          (ii) with respect to any account established by you in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

                  (1) the name of the broker, dealer or bank with whom you established the account;
                  (2)      the date the account was established; and
                  (3)      the date that the report is submitted.

         (E) ANNUAL HOLDINGS REPORTS. Annually, you must report the following information (which information must be current as of a date no more than thirty
(30) days before the report is submitted):

         (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you had any direct or indirect beneficial ownership;
         (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit; and
         (iii)    the date that the report is submitted.

         (F) CERTIFICATION OF COMPLIANCE. You are required to certify annually (in the form of Attachment A) that you have read and understood the Code and recognize that you are subject to the Code. Further, you are required to certify annually that you have complied with all the requirements of the Code and you have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

         (G)  ALTERNATIVE  REPORTING.  The  submission to the Review  Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

         (H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         (I) ACCOUNT OPENING PROCEDURES. You shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, you will promptly:

         (i) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;
         (ii) cooperate with a Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
         (iii) provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
         (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.       REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of Forum has been appointed by the Director of FIA and FFS as the Review Officer to:

         (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
         (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;
         (iii) compare, on a quarterly basis, all Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
         (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and
         (v) identify persons who are Investment Personnel of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.
         (vi) exempt any Fund Officer from provisions of this Code if the person is subject to similar requirements of a Fund's Code of Ethics.

         (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Director of FIA and FFS and a Fund's Board of Trustees (or Directors).

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by Forum which has been in effect during the previous five (5) years in an easily accessible place;
         (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
         (iii) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Forum, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
         (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 3(f) of this Code, for at least five
                  (5) years after the end of the fiscal year in which the approval is granted.

         (D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for the following:

         (i) SAME DAY TRADES: transactions by Access Persons and Investment Personnel occurring on the same day as the purchase or sale of the same security by a Fund for which they are an Access Person or Investment Personnel.
         (ii) PORTFOLIO MANAGER TRADES: transactions by Investment Personnel within five calendar days before and two calendar days after a Fund, for which the Investment Personnel makes or participates in making a recommendation, trades in that security.

         (iii) FRAUDULENT CONDUCT: transaction by Access Persons, Investment Personnel and Fund Officers which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund or FIA for purchase by a Fund.
         (iv) OTHER ACTIVITIES: transactions which may give the appearance that an Access Person, Investment Personnel or Fund Officer has executed transactions not in accordance with this Code.

          (E) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that

         (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

         (ii) certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons, Investment Personnel and Fund Officers from violating this code.

                              FORUM CODE OF ETHICS
                                   APPENDIX A
                                   DEFINITIONS

(a)      Access Person:

         (i)(1) of FIA means each director or officer of FIA, any employee or agent of FIA, or any company in a control relationship to FIA who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund advised by FIA, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

         (i)(2) any natural person in a control relationship to FIA who obtains information concerning recommendations made to a Fund by FIA with regard to the purchase or sale of Covered Securities by the Fund;

         (ii) of FFS means each director or officer of FFS who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of Covered Securities for a Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

(b)      Act means the Investment Company Act of 1940, as amended.

(c) Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)      Covered Security means any security except:

         (i)      direct obligations of the Government of the United States;
         (ii)     bankers' acceptances and bank certificates of deposits;
         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
         (iv)     repurchase agreements covering any of the foregoing; and
         (v)      shares of registered open-end investment companies.

(f) Fund Officer means any employee of Forum or of a company commonly controlled with Forum who is an officer or director/trustee of a Fund.

(h)      Investment Personnel means

         (i) any employee of FIA who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by FIA; and

         (ii) any individual who controls FIA or a Fund for which FIA is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(i) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(j)      Security held or to be acquired by the Fund means

         (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

         (ii) and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                                               FORUM CODE OF ETHICS
                                                    APPENDIX B
                                              LIST OF ACCESS PERSONS
                                            (as amended March 20, 2000)

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
             FIA                  AP       IP              AS OF DATE                    FUND                 END DATE
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Berthy, Les C.                    X         X     September 1, 1989                       FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Burns, John                       X         X     July 1, 1999                          FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Fischer, Anthony R.               X         X     January 1, 1998                         CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Goldstein, David I.               X               June 1, 1997                          FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Kaplan, Mark D.                   X         X     March 20, 1996                        FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Keffer, John Y.                   X               September 1, 1989                     FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Stillings, Dawn Marie             X         X     January 1, 1998                       FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hirsch, Ron                       X               November 1, 1999                      FF/CTD
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
             FFS                  AP       IP              AS OF DATE                    FUND                 END DATE
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Goldstein, David I.               X               September 1, 1991                       All
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Keffer, John Y.                   X               June 9, 1986                            All
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hirsch, Ron                       X               November 1, 1999                        All
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

        FUND OFFICERS             AP       IP              AS OF DATE            OFFICER OR TRUSTEE OF        END DATE

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Barrett, Stephen J.                               September 28, 1998                CT, TC, ML, SS
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Goldstein, David I.                               October 16, 1992                      CT, FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hirsch, Ron                                       October 28, 1999                  SS, TC, CT, ML
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Hong, Stacey E.                                   May 19, 1998                          CT, FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Kaplan, Mark D.                                   June 14, 1996                           FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Keffer, John Y.                                   October 16, 1992                  CT, FF, SS, TC
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Klenk, Leslie K.                                  May 19, 1998                            FF
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Riggle, D. Blaine                                 March 9, 1998                     CT, ML, SS, TC
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Sheehan, Thomas G.                                July 26, 1994                         CT, ML
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
Taylor, Dawn                                      January 28, 1999                        SS
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

AP = Access Person;  IP = Investment Personnel
FF = Forum Funds; CTD = Core Trust (Delaware); CT = Cutler Trust; TC = True Crossing; Memorial = ML; SS = Sound Shore

                                      FORUM
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGMENT


I understand that I am subject to Forum's Code of Ethics. I have read and I understand the Forum Code of Ethics, as adopted by Forum Investment Advisors, LLC and Forum Fund Services, LLC as amended January 17, 2000 and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.




       Signature                                                      Date



      Printed Name

   THIS FORM MUST BE COMPLETED AND RETURNED TO FORUM'S COMPLIANCE DEPARTMENT:

                               COMPLIANCE MANAGER
                              FORUM FINANCIAL GROUP
                               TWO PORTLAND SQUARE
                               PORTLAND, ME 04101

                                                                  Exhibit (p)(3)



                               PPM HOLDINGS, INC.
                                PPM AMERICA, INC.
                                PPM FINANCE, INC.

                                PPM AMERICA FUNDS

                           CODE OF ETHICS AND CONDUCT

         As an investment adviser, PPM America, Inc. ("PPMA") owes its clients and shareholders of the PPM America Funds ("PPM Funds") the highest duty of diligence and loyalty. Accordingly, one of the fundamental policies of PPMA is to avoid any conflict of interest. In furtherance of this fundamental policy, this Code of Ethics and Conduct ("Code") has been adopted by PPMA, by PPMA's immediate parent company, PPM Holdings, Inc., by PPMA's affiliated company, PPM Finance, Inc., and by the PPM Funds. PPMA, PPM Holdings and PPM Finance are referred to collectively in the Code as "PPM". The PPM Funds have separately adopted a Code of Ethics for the disinterested trustees.

         The Code applies to each employee of PPM, including all executive officers of PPMA, PPM Holdings or PPM Finance, and to all access persons of the PPM Funds (each referred to collectively in the Code as an "Employee"). Each Employee should consult with the Chief Compliance Officer of the PPM Company with which the Employee is affiliated regarding any question about the Code or other issues relating to PPM's fiduciary obligations to its clients BEFORE taking any action. Please also remember that PPM has developed Policy and Procedures Regarding Inside Information and Chinese Walls ("Inside Information Policy"). Please refer to the Inside Information Policy as appropriate.

                              I. GENERAL STANDARDS

         A. FAIR DEALING. Each Employee shall act in a manner consistent with the obligation of PPM and each person covered by the Code to deal fairly with all clients when taking investment action. Any investment ideas developed by an Employee in the course of the Employee's work for PPM shall be made available for use by PPM's clients PRIOR to any personal trading or investment by any Employee based on such ideas, including trading or investment by an Employee directly or indirectly.

         B. PERSONAL SECURITIES TRANSACTIONS. No Employee may purchase or sell any security in which the Employee has a beneficial interest except in accordance with this Code. See Appendix A for examples of situations in which a person covered by the Code will be deemed to have a beneficial interest in a security for purposes of the Code. Specific prohibitions and reporting requirements are contained in Sections III and IV of the Code.

         C. GIFTS, FAVORS, AND GRATUITIES. An Employee may not accept any gift, favor, gratuity or invitation offered by any broker, client, approved company (I.E., a company whose securities are held by a PPM client, including PPM Funds), supplier, or other person or organization with whom PPM has a business relationship, that creates a conflict between the Employee's personal financial interest and the interests of PPM's clients. Specifically, an Employee may not accept any such gift, favor, gratuity or invitation except those extended as a customary courtesy of business life. Prohibited gifts or gratuities include the receipt of any credit facility, personal investment opportunities or other special treatment from any broker or dealer that is not available from that broker or dealer to similarly situated customers not in the securities or investment management business.

         No Employee should offer any gift, favor, gratuity, or invitation that influences decision-making or otherwise creates a conflict of interest on the part of the intended recipient.

         D. CONFIDENTIALITY. Information relating to any client's portfolio or activities is strictly confidential and shall not be disclosed, orally or in writing, to anyone outside PPM, unless that Employee has been specifically authorized to release that information. For further guidance in this regard, consult PPM's Press Policy and policy regarding Confidential Information and Non-Competition.

         E. SERVICE AS A DIRECTOR. No Employee shall serve on the board of directors (or equivalent) of any company with a class of publicly-held securities, unless such service has been authorized by PPM's Management Committee. Board service increases the likelihood of possession of material, non-public information. Please refer to PPM's Inside Information Policy.

         F. EXEMPTIONS FROM THE CODE'S PROVISIONS. The purpose of the Code is to prevent the damage that might result from a conflict between the interests of an Employee of PPM and PPM's clients, not to impose undue financial burdens on persons subject to the Code. For that reason, the Chief Compliance Officer has the authority to grant an exemption, in advance of any proposed transaction, from any provision of this Code except the provisions requiring reporting of personal securities transactions if, in the judgment of the Chief Compliance
Officer, compliance with the provision of the Code would result in serious financial hardship to the Employee and the requested exemption would not result in any breach by PPM of its duties to its clients. EXEMPTION OF A PROPOSED TRANSACTION FROM THE CODE IS EXPECTED TO BE GRANTED VERY RARELY.

                      II. TRANSACTIONS COVERED BY THE CODE
                             AND EXEMPT TRANSACTIONS

         The Code regulates personal securities transactions as a part of the effort by PPM to detect and prevent conduct that might create an actual or potential conflict of interest with a client. The Code flatly prohibits certain transactions and establishes reporting requirements for all transactions except those listed as exempt in Section II.B.

         A. TRANSACTIONS COVERED BY THE CODE. Every transaction in a security by or for the benefit of an Employee is subject to the Code.

         Security is defined very broadly for purposes of the Code. Transactions involving options, warrants, and futures contracts are subject to the same restrictions and procedures as those set forth in this Code with respect to the underlying securities.

         The Code covers transactions in the personal account of an Employee, the account of any member of the Employee's immediate family (including spouse, minor children or any relative living in the Employee's home), any other account in which the Employee has a direct or indirect financial or "beneficial" ownership interest, or in any nonclient account controlled by or under the influence of the Employee. As required by the Securities and Exchange Commission, beneficial interest is defined broadly; see Appendix A to the Code for examples of ownership arrangements covered by the Code. Having a beneficial interest in a security for purposes of the Code is not necessarily the same thing as ownership for other purposes (including, for example, tax purposes).

         If you have any question about whether a transaction is covered by the Code, contact the Chief Compliance Officer BEFORE taking any action.

         B. EXEMPT TRANSACTIONS. The following transactions are exempt from the reporting provisions of this Code:

                  1. purchases or sales effected in any account over which an Employee has no direct or indirect influence or control or in any account of the Employee which is managed on a discretionary basis by a person other than the Employee and with respect to which the Employee does not in fact influence or control purchase or sale transactions;

                  2. purchases or sales which are involuntary on the part of the Employee (for example, the redemption of a debt security by the issuer);

                  3. purchases which are part of an automatic dividend reinvestment plan;

                  4. purchases of securities by exercising rights that were issued pro rata to all holders of a class of securities, but only if the Employee acquired the rights directly from the issuer (and not by purchase from someone other than the issuer), and sales of rights that were acquired by the Employee by pro rata issuance directly from the issuer; and

                  5. transactions involving: shares of registered open-end mutual funds; securities issued by the United States Government; bankers' acceptances; bank certificates of deposit; commercial paper; short-term debt securities issued or guaranteed by any agency or instrumentality of the United States Government; or other money market instruments designated by PPMA.

                         III. PERSONAL INVESTMENT RULES


         A. PROHIBITED TRANSACTIONS.  The following transactions are prohibited:

               1. FRONT-RUNNING. No Employee shall engage in "front-running" an order or recommendation, even if the Employee is not handling either the order or the recommendation and even if the order or recommendation is for someone other than a client of PPM. Front-running consists of executing a transaction in the same or underlying securities, options, rights, warrants, convertible securities, or other related securities, in advance of block or large transactions of a similar nature likely to affect the value of the securities, based on the knowledge of the forthcoming transaction or recommendation.

               2. SECURITIES ON RESTRICTED LISTS; INSIDE INFORMATION POLICY. No Employee may purchase or sell any security prohibited by the Inside Information Policy, including:

                    a.   any security on the Firm Wide Restricted List; and

                    b. for Employees designated in the Inside Information Policy as members of the Private Information Investment and Access Groups, any security on the Private Information Restricted List.

                    See the Inside Information Policy for more information and definitions.

               3. BLACKOUT PERIOD FOR CLIENT TRANSACTIONS. No Employee may purchase or sell any security which: (a) is being purchased or sold on behalf of a client (I.E., an order has been entered but not executed for a client), (b) has been purchased or sold by a client within the prior seven calendar days, or (c) is being planned for purchase or sale on any client's behalf within the next seven days.

                    Notwithstanding the prohibition in the preceding paragraph, no blackout period will apply to any Exempt Transaction, as defined in Section II.B. of the Code, or to any transaction in a security which is being purchased or sold, has been purchased or sold, or is being planned for purchase or sale, on behalf of a PPMA client by a foreign affiliate of or subadviser to PPMA.

               4. PRE-APPROVAL OF PERSONAL SECURITIES TRANSACTIONS. No Employee may initiate, recommend, or in any other way participate in a personal securities transaction in a security that is not an Exempt Transaction (as defined in this Code) unless that transaction has been pre-approved as described in III.B., below.

               5. INITIAL PUBLIC OFFERINGS. No Employee may purchase any equity security or any security convertible into an equity security in an initial public offering ("IPO") of that security.

               6. PRIVATE PLACEMENTS. No Employee may purchase any security in a private placement without the prior written approval of the Chief Compliance Officer.

               7. SHORT SALES. No Employee may sell short any security that is held in any PPMA client account.

               8. DEALING WITH CLIENTS. No Employee may sell or purchase any security to or from a client portfolio.

               9. BETS. No Employee shall make a wager or bet of any kind on the change in the price of any security or the value of any securities index.

         B.     PROCEDURES FOR PRE-APPROVAL OF PERSONAL SECURITIES TRANSACTIONS.

               1. TRANSACTIONS FOR WHICH PRE-APPROVAL IS REQUIRED. Except for Exempt Transactions (as defined in Section II.B., above), each Employee MUST obtain written approval to initiate, recommend, or in any other way participate in a personal securities transaction of any kind (including purchases, sales, exercises and exchanges) from the Chief Compliance Officer of PPMA or any other person designated by the Chief Compliance Officer.

               2. HOW TO REQUEST PRE-APPROVAL. Requests by an Employee for prior approval of personal securities transactions must be made in writing on PPM's standard Personal Trade Information form ("PTI"). A copy of the PTI is attached as Appendix B. In requesting pre-approval, an Employee must disclose any relationship between the security proposed to be purchased and any security held or planned to be acquired by any PPM client (for example, the security proposed to be purchased has been made available because of purchases of the same or related securities by PPM clients).

               3. APPROVAL BY A COMPLIANCE OFFICER. The reviewing Compliance Officer shall mark his response on the PTI, give two copies to the Employee and give the other copy to the Chief Compliance Officer. A Compliance Officer will generally approve a personal securities transaction if, in the judgment of the Compliance Officer:

                    a.   the transaction is not prohibited by the Code;

                    b.   the   transaction   does  not  violate   PPM's   Inside
                         Information Policy; and

                    c. the transaction does not involve a conflict of interest or potential for a conflict of interest.

                    4. EXECUTING A PRE-APPROVED TRANSACTION. Pre-approval of a securities transaction is effective for three New York Stock Exchange trading days following the date approval is granted.1 If an Employee becomes aware of a significant change in the circumstances on which approval was based before the transaction is executed, the member shall bring that change in circumstances to the attention of the Compliance Officer who approved the transaction to determine whether the previously granted approval should be revoked or modified.

                    If the transaction is executed, the Employee shall submit to the Chief Compliance Officer a copy of the completed PTI within two business days of execution of the transaction, showing the terms of the transaction as executed. If the transactions is not executed, the PTI should be returned to the Chief Compliance Officer showing that the transaction was not completed.

                    5. EFFECT OF PRE-APPROVAL. The approval of any personal securities transaction by a Compliance Officer does not relieve an Employee of that Employee's Responsibilities under the federal securities laws, including those relating to insider trading, or PPM's policies, including this Code.

         C.       REPORTS OF PERSONAL INVESTMENTS AND TRANSACTIONS.

                    1. ACCOUNT AND HOLDINGS REPORT. Upon entering employment with PPM and annually thereafter, every Employee must submit to the Chief Compliance Officer a Personal Securities Accounts and Holdings Report ("Personal
                         Securities Report") (a copy of which is attached as Appendix C) with respect to every security and securities account in which the Employee has or expects to have a beneficial interest and every nonclient account for which he or she exercises influence or control over investment decisions.

                    As to securities accounts, the Personal Securities Report requires the Employee to identify the brokerage firm at which each such account is maintained, the title of the account, the account number, and the names and addresses of all individuals with a beneficial interest in the account. When an Employee opens a new securities account, closes an existing account, or no longer has influence or control over an account, the Employee shall promptly notify the Chief Compliance Officer in writing.

                    As to securities holdings, the Personal Securities Report requires disclosure of the name of the security, the type of security, the number of shares or principal amount (for debt

------------------------
1 Accordingly, approval for limit orders must be renewed every three business days until the order is filled or withdrawn.

                    securities), the nature of the Employee's interest in the security, and the brokerage firm where it is held. An Employee need not report securities obtained in Exempt Transactions as described in Section II.B., above.

                    The annual submission of the Personal Securities Report is due by February 28 of each year, reporting each Employee's securities accounts and holdings as of December 31 of the prior year. The Chief Compliance Officer shall keep a copy of all Personal Securities Reports.

                    2. TRANSACTION REPORTING. Each Employee shall report all completed personal securities transactions to the Chief Compliance Officer by completing the PTI in accordance with the procedures set forth in Section III.B., above.

                    3. CONFIRMATIONS AND STATEMENTS. Each Employee is responsible for arranging to have confirmations and monthly account statements for each account listed by the Employee in the Employee's Personal Securities Report sent by the broker or other entity holding the account to the Chief Compliance Officer.

                         IV. ADMINISTRATION OF THE CODE

         A.       COMMUNICATIONS.

                    1. INITIAL COMMUNICATION AND CERTIFICATION. Upon adoption of the Code or the commencement of employment, each Employee of PPM is provided with a copy of the Code. At that time, each Employee also is scheduled to discuss the Code with the Chief Compliance Officer. Each Employee is required to acknowledge his or her understanding of the Code's prohibitions and requirements by signing a Compliance Certificate and returning it to the Chief Compliance Officer for retention in PPM's files.

                    2. ANNUAL CERTIFICATION. Each year PPM recirculates the Code to its Employees and requires that each of them sign a Compliance Certificate and return the executed copy to the Chief Compliance Officer.

                    3. QUESTIONS. Persons subject to the Code are encouraged to direct any questions that may arise concerning the Code and its prohibitions to the Chief Compliance Officer.

         B.       REVIEW OF PERSONAL SECURITIES TRANSACTIONS.

                    1. REVIEW OF CONFIRMATIONS. Within five business days after the receipt of a confirmation, the Chief
                         Compliance Officer or someone under his supervision shall match the confirmation with the appropriate PTI, to ensure that all trades have received prior authorization, if required.

                           If a confirmation discloses a securities transaction which was required to be pre-approved, but for which no prior written approval was obtained, or which was executed after the prior approval expired, the Chief Compliance Officer shall discuss the circumstances of the transaction and the reason for the failure to follow required procedures with the Employee and shall make a written record of the matter. A copy of that record shall be retained in that Employee's personal securities transactions file. This action does not preclude any other sanction for violation of the Code.

                    2. MONTHLY REVIEW. On a monthly basis, the Chief Compliance Officer or someone under his supervision shall review each Employee's personal securities transactions, using the PTIs, confirmations, and other account documentation to look for indications of improper personal securities transactions. The Chief Compliance Officer shall discuss any questionable transactions with the Employee who effected the trade and make such other inquiries as the Chief Compliance Officer in his discretion deems appropriate. The Chief Compliance Officer shall make a written record of any determination made and the reasons underlying that determination.

               C. RECORDKEEPING. The Chief Compliance Officer or someone under his supervision shall maintain the records listed below for a period of five years at PPM's principal place of business in an easily accessible place:

                    1. LIST OF PERSONS COVERED BY THE CODE. A list of all Employees, which shall constitute a list of all persons subject to the Code during the period.

                    2. COMPLIANCE CERTIFICATES. Compliance Certificates signed by all Employees acknowledging receipt of copies of the Code and acknowledging that they are subject to it, and, in the case of Employees subject to the Code in prior periods, certifying that he or she complied with the Code during that prior period.

                    3. THE CODE. A copy of each code of ethics that has been in effect at any time during the period.

                    4. REPORTS. A copy of each Personal Securities Report, PTI, confirmation and monthly statement submitted by an Employee and a record of any known violation and action taken as a result thereof during the period.

               D. ANNUAL REVIEW OF PROCEDURES. The Code shall be reviewed by PPM's management on an annual basis to assess its effectiveness, in conjunction with PPM's other policies and procedures, in preventing improper and illegal personal securities trading by PPM's Employees.

                            V. VIOLATIONS OF THE CODE

         If the Chief Compliance Officer determines that a violation or possible violation of any of the provisions of this Code has occurred, the Chief Compliance Officer shall report that determination to the President of PPMA (or, if the violation of the Code is believed to involve the President, appropriate executive officers of PPM Limited). The Chief Compliance shall discuss the matter with the Employee. If the President of PPMA agrees with the determination of the Chief Compliance Officer, the Chief Compliance Officer shall promptly report such violation to the Board of Directors of PPMA and/or to the Board of Trustees of PPM Funds. PPMA's Board of Directors may impose such sanctions against the Employee as it deems appropriate under the circumstances. Such sanctions may include unwinding a transaction, forfeiture of any profit from a transaction, reduction in salary, censure, suspension or termination of employment.

         Violations of this Code may also violate the federal securities laws. Sanctions for violations of the federal securities laws, particularly violations of the antifraud provisions, include fines, money damages, injunctions, imprisonment, and bars from certain types of employment in the securities business.

                                                                      Appendix A

Wrapper.doc
                        EXAMPLES OF BENEFICIAL OWNERSHIP

         You will be deemed to have a beneficial interest in a security for purposes of the Code in the circumstances listed below.

         1. Securities held by you for your own benefit, whether such securities are in bearer form, registered in your own name, or otherwise;

         2. Securities held by others for your benefit (regardless of whether or how such securities are registered), such as, for example, securities
held   for  you  by   custodians,   brokers,   relatives,   executors,   or
administrators;

         3.  Securities held by a pledgee for your account;

         4. Securities held by a trust in which you have an interest. A remainder interest will confer beneficial ownership only if you have power to exercise or share investment control over the trust.

         5. Securities held by you as trustee or co-trustee, where either you or any member of your immediate family (I.E., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an interest in the trust.

         6. Securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or share investment control;

         7. Securities held by any non-public partnership in which you are a partner to the extent of your interest in partnership capital or profits;

         8. Securities held by a personal holding company controlled by you alone or jointly with others;

         9. Securities held in the name of your spouse unless legally separated, or in the name of you and your spouse jointly;

         10. Securities held in the name of your minor children or in the name of any immediate family member of you or your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household;

         11. Securities held in the name of any person other than you and those listed in paragraphs (9) and (10), above, if by reason of any contract, understanding, relationship, agreement, or other arrangement you obtain benefits substantially equivalent to those of ownership;

         12. Securities held in the name of any person other than you, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (11), above), if you can vest or revest title in yourself.

                                                                      Appendix B

                           PERSONAL TRADE INFORMATION
                                  CONFIDENTIAL

                  Employee Name:__________________________________________


--------------------------------------------------------------------------------



PART A:     PRE-CLEARANCE

            Securities Description:

         Buy    |_|                                                Sell  |_|

         Quantity2:

         Is this security or transaction related in any way to a security being held, purchased or sold by PPM on behalf of a client?

         No    |_|        Yes    |_|

         Give Details___________________________________________________________

         PRE-APPROVAL SIGNATURE:                                           DATE:

         REMINDER: PRE-APPROVAL IS VALID FOR ONLY 3 NYSE TRADING DAYS FOLLOWING THE DATE OF PRE-APPROVAL.

--------------------------------------------------------------------------------


PART B:         TRADE DETAIL

         Buy    |_|                                                    Sell  |_|

Trade Date:___________     Quantity:___________      Price per Unit:____________

         Broker:

         Check here if the transaction was NOT executed: |_|

Employee Signature:__________________________________       Date:_______________


--------------------------------------------------------------------------------



PART C:         REVIEW

Reviewer's Notes:



         Reviewer's Initials:                           Date of Review:



-------------------------
2 For equity securities, enter the number of shares. For debt securities, enter the par value.

                PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT

         In accordance with PPM's Code of Ethics and Conduct (the "Code"), please provide a list of all of your securities accounts and securities holdings in which you have a beneficial interest. More detailed instructions are set forth below. You will be asked to complete this report upon entering PPM's employment and annually thereafter. In addition, during the course of the year, if you open a new account or otherwise obtain a beneficial interest in a securities account, the Code requires that you report that new account in writing to the Chief Compliance Officer. If you have any question as to whether a security account or holding should be reported on this Report, you should consult with the Chief Compliance Officer.

1. Please provide a list identifying all securities accounts in which you have a beneficial interest. See Appendix A to the Code for examples of situations in which you will be deemed to have a beneficial interest in a security. If you have any question as to whether an account should be reported, you should consult with the Chief Compliance Officer.

============================================= ====================== ===========================================

               NAME OF ACCOUNT                    Account Number                Name of Brokerage Firm

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

--------------------------------------------- ---------------------- -------------------------------------------

============================================= ====================== ===========================================

         NOTE:  CONTINUE LISTING AS NECESSARY ON ADDITIONAL SHEETS

         2. Please provide a list of all securities in which you have a beneficial interest. See Appendix A to the Code for examples of situations in which you will be deemed to have a beneficial interest in a security. You need not include securities that you obtained in Exempt Transactions as defined in the Code. If you do not have any securities holdings to report, write NONE. INSTEAD OF FILLING OUT THIS FORM, YOU MAY ATTACH COPIES OF THE MOST RECENT STATEMENTS OF EACH OF THE ACCOUNTS LISTED ABOVE.

======================================== ================= ================ ======================================

                                                              Number of
                                                              Shares or
                                             Type of         Principal4
           NAME OF SECURITY                 Security3           Amount             Brokerage Firm Where Held

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

---------------------------------------- ----------------- ---------------- --------------------------------------

======================================== ================= ================ ======================================

         NOTE:  CONTINUE LISTING AS NECESSARY ON ADDITIONAL SHEETS

         I CERTIFY THAT THE STATEMENTS MADE BY ME ON THIS FORM ARE TRUE, COMPLETE, AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF AND ARE MADE IN GOOD FAITH.


        Date                                                 Signature


----------------------
3 Insert the following symbol as pertinent to indicate the type of security held: C-common stock, P-preferred stock, O-option, W-warrant, D-debt security, and X-other.

4 For Debt Securities.

                                PPM AMERICA, INC.



                             COMPLIANCE CERTIFICATE



-------------------------
NAME (PRINT OR TYPE)

         This is to certify that the attached Code of Ethics and Conduct ("Code") was distributed and explained to me at a meeting held on _____________________, 199___. I have read and understand the Code. I certify that I will comply with these policies and procedures during the course of my employment by PPM and that, since my last Compliance Certification (if any), I have complied with the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of these policies and procedures. I UNDERSTAND THAT VIOLATION OF THE CODE SHALL BE GROUNDS FOR DISCIPLINARY ACTION OR DISMISSAL AND MAY ALSO BE A VIOLATION OF FEDERAL AND/OR STATE SECURITIES LAWS.


------------------------------                ----------------------------------
Date                                          Signature

                                                                  Exhibit (p)(4)

                                  CODE OF ETHICS
                                      FOR
                          CONSECO CAPITAL MANAGEMENT, INC.


I.       STATEMENT OF POLICY:

                  This Code of Ethics (hereinafter "Code") is adopted under rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to
         Section 17(j) of the Investment Company Act of 1940 (the "Investment Company Act") and under the Insider Trading and Securities Fraud Enforcement Act of 1988 (the "Insider Trading Act"). In general, the Investment Company Act and Rule 17j-1 impose an obligation on registered investment companies and on certain registered investment advisers and registered broker-dealers to adopt written compliance procedures and a Code of Ethics covering securities activities of their directors, officers and certain employees. This Code is designed to ensure that those individuals who have access, due to their duties and responsibilities with Conseco Capital Management, Inc. (hereinafter the "Adviser") to material, non-public information regarding the activities of the Adviser, or to information about the portfolio securities and the activities of the Adviser and its Clients, do not intentionally use such information for their personal benefit.

                  The Code is intended to cover all Access Persons (as hereinafter defined) of the Adviser. All Access Persons are subject to and bound by the terms of this Code. It is not the intention of this Code to prohibit personal securities transactions by Access Persons, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's policy regarding conduct in those situations in which conflicts are most likely to develop.

                  Every  Access  Person   should  keep  the  following   general
         principles  in mind in  discharging  his or her  obligations  under the
         Code:

         (A) No Access Person should knowingly place his or her own interests ahead of the Adviser or its Clients; and

         (B) No Access Person should use knowledge of the activities of the Adviser or its Clients to his or her profit or advantage.

II.      DEFINITIONS:

         (A) "Access Person" means any director, officer or Advisory Person of the Adviser.

         (B) "Adviser" means the investment adviser, Conseco Capital Management , Inc.

         (C) "Advisory Person" means any employee of the Adviser, or any company or natural person in a control relationship to the Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (D) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that it applies to all securities which an Access Person has or acquires. Beneficial ownership includes direct or indirect pecuniary interest in securities, such as securities held by members of a person's immediate family sharing the same household.

         (E)   "Board" means the Board of Directors of the Adviser.

         (F) "Client" means any corporation, insurance company, individual, pension plan, endowment, institution, investment company, separate account, trust, business trust, or subsidiary of Conseco, Inc. or its subsidiaries, who, for a fee, has selected the Adviser to act on its behalf in the offering of portfolio management, investment consulting, or other advisory services.

         (G)   "Conseco" means Conseco, Inc.

         (H) "Control" means the power to exercise a controlling influence over the management of policies of a company (Section 2(a)(9) of the Investment Company Act).

         (I) "Designated Officer" means the Chief Compliance Officer or, in his absence, the President of the Adviser.

         (J) "Director" means a member of the Board of Directors of the Adviser.

         (K)   "He" or "his" includes feminine gender.

         (L) "Investment Company" means a company registered as such under the Investment Company Act and for which the Adviser is the investment adviser.

         (M) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security and the exercise of a stock option.

         (N) "Security" includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, investment contract, limited partnership shares, etc. (as defined in Section 2(a)(36) of the Investment Company
               Act). "Security" shall not include shares of registered open-end investment companies, securities issued by the United States Government, short-term debt securities which are "government securities" (meaning any security issued or guaranteed as to principal or interest by the United States, or by any person acting as an instrumentality of the United States government, per
               Section 2(a)(16) of the Investment Company Act), bankers acceptances, bank certificates of deposit, commercial paper, and any other money market instrument as designated by the Board.

         (O) A security is "being considered for purchase or sale" when a recommendation has been made and communicated, or when a person who participates in making recommendations performs investigative or analytical work for the purpose of making a recommendation or when there is an outstanding order to purchase or sell that security for a Client.

III.     EXEMPTED TRANSACTIONS:

         The prohibitions of Section IV of this Code shall not apply to the following transactions:

         (A) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (B) Purchases or sales which are non-volitional on the part of either the Access Person or the Adviser;

         (C) Purchases which are part of an automatic dividend reinvestment plan;

         (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer;

         (E) Purchases or sales of securities which are not eligible for purchase or sale by any Client (any Access Person desiring to engage in such a transaction should obtain the prior written approval of the Designated Officer);

         (F) Purchases or sales which receive prior written approval from the Designated Officer because they are only remotely potentially harmful to the Client because they are unlikely to affect a highly institutional market, or because they are clearly not related economically to the securities to be purchased, sold or held by the Client;

         (G) Purchases or sales of securities which are not then being purchased or sold by the Adviser on behalf of any Client or considered for purchase or sale by the Client, provided that the Access Person has first obtained the prior written approval of the Designated Officer;

         (H) Purchases of securities which are then being sold or considered for sale by the Adviser on behalf of the Client and sales of securities which are then being purchased or considered for purchase by the Adviser on behalf of the
                  Client. The Designated Officer must give prior written permission and will require written explanations for all such trades by an Access Person; and

         (I) Purchases or sales of other securities of the same issuer whose securities are being purchased or sold or considered for purchase or sale by the Adviser on behalf of a Client. However all equity securities of an issuer shall be deemed the same security and all debt securities of an issuer shall be deemed the same security.

                  The reporting requirements of Section V of the Code shall remain applicable to all of the above transactions, except that no person shall be required to make a report with respect to the transactions listed in paragraphs (A), (B) and (C) above.

IV.      PROHIBITED TRANSACTIONS:

         The following prohibitions shall apply to this Code:

         A.       Purchases and Sales of Securities.

                  No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which security to his knowledge at the time of such purchase and sale:

                  (1) is being considered for purchase or sale by the Adviser on behalf of any Client, or

                  (2) is being purchased or sold by the Adviser on behalf of any Client.

                  It is the responsibility of every Access Person, prior to effecting a purchase or sale of any security in which he has, or acquires, any direct or indirect beneficial ownership, to ascertain whether such security is being purchased or sold, or is being considered for purchase or sale, by the Adviser for a Client. In order to confirm that such security is not then being purchased or sold or being considered for purchase or sale on behalf of any Client, the Access Person must seek and receive prior written clearance for the proposed trade from the Designated Officer. The Designated Officer will first review the Restricted Securities List. Subject to the following paragraphs, if the security which the Access Person wishes to trade is not on this List at the time in question, the Designated Officer may clear the Access Person to trade the security on that same day.
                  The Restricted Securities List is the list of those securities which are either being considered for purchase or sale by the Adviser on behalf of any Client (including securities which are being held for trading and may be expected to be sold at any time) and those securities being purchased or sold by the Adviser on behalf of any Client. This List will be prepared and updated each business day by the Adviser. The Restricted Securities List shall contain all securities which the Adviser on behalf of its Clients is purchasing or selling or considering for purchase or sale. It will be the duty of the

                  Adviser to place on the Restricted Securities List all such securities as promptly as possible. If there is any type or class of securities as to which the Adviser cannot readily determine which securities it is trading or considering for trade, such type or class of securities will be so identified by the Adviser whether on the Restricted Securities List or otherwise; any Access Person wishing to trade in any such security must first seek and receive prior written clearance for his trade from the Designated Officer. The Access Person must submit a copy of any such clearance prior to or with his report on such trade pursuant to Section V below.

                  Reliance on the above-mentioned prior written clearance by an Access Person shall be conclusive evidence that such Person was not aware that such security was being purchased or sold, or considered for purchase or sale, as the case may be, except in the case of an Access Person who because of his or her position as trader, portfolio manager or securities analyst or because of special access to knowledge concerning that security had, or should have had, knowledge concerning such purchase or sale of such consideration for purchase or sale.

                  In any event, no Access Person, who because of his or her position has actual knowledge about the impending or actual purchase or sale or consideration of a purchase or sale of a security by the Adviser on behalf of any Client prior to the publication of such security on the Restricted Securities List, may purchase or sell such security until such security is thereafter removed from the Restricted Securities List.

         B. Purchases and Sales of Recommended Securities by Analysts or Portfolio Managers.

                  No Access Person shall purchase or sell a security, in which he has or acquires any direct or indirect beneficial interest, following the preparation of a written recommendation by such Access Person that such security be purchased or sold until such time as it is determined that such recommendation will not be acted upon or until such time as it is removed from the Restricted Securities List, if longer.

                  Any Access Person who manages a Client's portfolio shall not purchase or sell a security eligible for purchase by that portfolio within seven calendar days before or after that portfolio trades in that security; this prohibition does not apply to a sale of such a security by such portfolio manager within seven calendar days after a sale of such security by that portfolio or to his purchase of such security within seven calendar days after a purchase of such security by that portfolio. Any profits realized on trades within the periods proscribed in Sections IV.A. and IV.B. above must be disgorged to the Adviser for the benefit of the affected Clients.

         C.       Receipt of Gifts, etc.

                  No Access Person or a member of his or her family shall seek or accept gifts, favors, compensation or deals in securities more favorable than those offered to the public from any broker, dealer, investment adviser, financial institution or other supplier of goods and services to the Adviser or from any company whose securities have been purchased or sold or considered for purchase or sale by the Adviser. The foregoing provision shall not prohibit any benefit, direct or indirect, in the form of compensation to the Access Person from any entity under common control with the Adviser for bona fide services rendered as an officer, member of the Board or employee of such entity. This prohibition shall not apply to:

                  (1)      lunches or dinners conducted for business purposes;

                  (2) cocktail parties or similar social gatherings conducted for business purposes; or

                  (3) gifts of small value, usually in the nature of reminder advertising, such as pens, calendars, etc.

         D.       Material, Non-public Information and Insider Trading.

                  (1) General. No Access Person may buy or sell securities on the basis of non-public "material information" known by the Access Person or "tip" other persons about such information. Any violation of these restrictions may subject the Adviser and the Access Person to serious criminal and civil liabilities and sanctions, including up to $1 million in criminal fines, up to 10 years in jail and civil penalties up to three times the illegal profit gained or loss avoided. In addition to governmental fines and other sanctions, private actions brought by "professional plaintiffs" against public companies and their insiders have become quite common and can involve substantial costs, both monetary and in terms of time, even if the claim ultimately is dismissed. Equally important, any appearance of impropriety on the part of the Adviser or its insiders could impair investor confidence in the Adviser and severely damage its reputation and business relationships. Accordingly, considerable care should be taken to avoid even inadvertent violations. In light of these restrictions, the Adviser has adopted a general policy that the Adviser's personnel may not trade in securities of Conseco, Inc. or its publicly-held affiliates ("Conseco") or any other company while in possession of non-public, material information. Each Access Person should obtain approval from Conseco's legal department prior to trading in Conseco securities.

                           Each Access Person is also prohibited from directly or indirectly disclosing material, non-public information about any issuer to any other person, including family members and relatives, except for persons who have a legitimate need to know.

                  (2) Trading in Conseco or Client Securities. Each Access Person and his family members who share his household should not, under any circumstances, trade options for, or sell "short," any securities of Conseco. No Access Person shall buy or sell the equity securities issued by any Client that is not affiliated with Conseco, Inc. or the derivatives of such equity securities without first obtaining written approval from an appropriate representative of the Client.

                  (3) Material Information. The term "material information," as used in this Statement of Policy, means information relating to a company, its business operations or securities, the public dissemination of which would likely affect the market price of any of its securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell or hold such securities. While it is impossible to list all types of information that might be deemed material under particular circumstances, information dealing with the following subjects is often found material: internal forecasts or budgets; dividends; major new discoveries or advances in research; acquisitions, including mergers and tender offers; sales of substantial assets; changes in debt ratings; significant writedowns of assets or additions to reserves for bad debts or contingent liabilities; liquidity problems; extraordinary management developments; public offerings; major price or marketing changes; labor negotiations; and significant litigation or investigations by governmental bodies. Information about a company generally is not material if its public dissemination would not have an impact on the price of the company's publicly traded securities. It should be noted that either positive or adverse information may be material.
                  (4) No Use or Solicitation of Inside Information. No Access Person shall utilize material, non-public information about any issuer of securities in the course of rendering investment advice or making investment decisions on behalf of Clients. No Access Person should solicit from any issuer of securities any such material, non-public information. Any Access Person inadvertently receiving non-public information regarding securities held by any Client should notify the Designated Officer or any Vice President of the Adviser immediately.

         E.       Confidentiality.

                  Serious problems could arise for the Adviser and any Access Person by any unauthorized disclosure of internal information about Conseco, Inc. or its affiliated companies including the Adviser (the "Conseco Companies"), or a Client whether or not for the purpose of facilitating improper trading in the securities of a Conseco Company or a Client. It is the Adviser's policy that no Access Person should discuss internal Conseco Company or Client matters or developments with anyone outside of the Conseco Companies (including family members, relatives and friends), except as required in the performance of his regular employment duties. Similarly, no Access Person should discuss Conseco Company or Client affairs in public or quasi-public areas where your conversation may be overhead (e.g., restaurants, restrooms, elevators, etc.). This prohibition also applies to inquiries about Conseco Companies or Clients which may be made by the financial press, investment analysts or others in the financial community. It is important that all such communications on behalf of the Conseco Companies or the Adviser be made only through authorized individuals. If you receive any inquiries of this nature, you should decline comment and refer the inquirer directly to the Conseco Companies' investor relations spokesman, James Rosensteele, at (317) 573-2893.

         F.       Initial Public Offerings.

                  No Access Person shall purchase a security, in which he by reason of such transaction acquires any direct or indirect beneficial interest, in an initial public offering.

         G.       Private Placements.

                  No Access Person shall purchase a security, in which he by reason of such transaction acquires any direct or indirect beneficial interest, in a private placement, without obtaining the prior written approval of the Designated Officer. In giving his approval, the Designated Officer must consider, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his position as an Access Person. Any Access Person who has been authorized to so acquire securities must disclose that investment when he plays a part in any subsequent consideration of an investment in the issuer by any Client. In such circumstances, such decision for a Client to purchase securities of that issuer must be reviewed independently by other investment personnel of the Adviser who have no personal interest in the issuer.

         H.       Directorships of Publicly Traded Companies.

                  No Access Person may serve on the boards of directors (or equivalent governing bodies) of publicly traded companies, except the Board of Directors of the Adviser's parent company, unless that Access Person first obtains in writing the prior approval of the Designated Officer if the latter is satisfied that the Access Person will normally be isolated from the investment making decisions of the Adviser for its Clients.

V.       REPORTING REQUIREMENTS:

         A.       In General.

                  1. Every Access Person shall direct his broker to supply to the Designated Officer, on a timely basis, duplicate copies of confirmations of all security transactions in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security and copies of periodic statements for all securities accounts.

                  2. Every Access Person shall report to the Designated Officer the information with respect to the transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such Access Person does not have any direct or indirect influence or control.

                  3. Notwithstanding the above, an Access Person need not duplicate information recorded pursuant to (i) Rule 204-2(a)(12) of the Investment Advisers Act of 1940, or (ii) the confirmations and statements supplied under paragraph V.A.1. above. The reporting under this Code will satisfy that Rule.

                  4. A Director of the Adviser who is not otherwise an Access Person need only report a transaction in a security if such member, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Director, such security was purchased or sold by the Adviser or was being considered for purchase or sale by the Adviser. Any Director, who pursuant to the preceding sentence is not required to report any transaction in a security during the period in question,need not make any other report or disclosure of personal securities holdings during such period under this Section V.

         B.       Report Contents.

                  Every report under Paragraph V.A.2. shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and unless such information has been supplied under paragraph V.A.1. above, shall contain the following information:

                  (1) The date of the transaction, the title and the number of shares or the principal amount of each security involved;

                  (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (3)      The price at which the transaction was effected; and

                  (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

                  Any such report may contain a statement that the report shall not be construed as an admission of direct or indirect beneficial ownership in said security.

         C.       Review.

                  The Chief Compliance Officer shall review or supervise the review of the personal securities transactions reported pursuant to Section V. As part of the review, each such reported securities transaction may be compared against the portfolio transactions of Clients to determine whether a violation of this Code may have occurred. If the Chief Compliance Officer believes that a violation may have occurred, he may submit the pertinent information regarding the transaction to, and consult with the General Counsel of Conseco. The Chief Compliance Officer shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has occurred, the Chief Compliance Officer shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel, if any, for the Access Person whose transaction is in question.

         D.       Annual Disclosure and Certification

                  Every Access Person shall disclose all securities in which he has any direct or indirect beneficial ownership in the securities upon the commencement of his employment and thereafter on an annual basis. Every Access Person shall certify annually that he has read and understands this Code of Ethics and is subject thereto and that he has reported or disclosed all personal securities trades required to be reported or disclosed thereunder.

VI.      SANCTIONS.

         If the Chief Compliance Officer determines that a material violation of the Code or of the Insider Trading Act has occurred, he shall provide a written report of his determination to the Board, as is appropriate under the circumstances, for such further action and sanctions as such Board deems appropriate, which may include, but shall not be limited to, a letter of censure, suspension with pay, termination of employment or disgorgement of any profits realized on transactions in violation of this Code. If a securities transaction of a Designated Officer is under consideration, the General Counsel of Conseco shall act in all respects in the manner prescribed herein for the Designated Officer.

VII.     MISCELLANEOUS PROVISIONS.

         A.       Records.

                  The Chief Compliance Officer shall maintain records in the manner and to the extent set forth below, which records may be maintained on film or computer storage medium under conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

                  (1) A copy of this Code and any other code which is, or at any time within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

                  (3) A copy of each report made by the Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

                  (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

         B.       Confidentiality of Reports.

                  All reports of securities transactions and any other information filed with the Designated Officer or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission or of the client investment company.

         C.       Interpretation of Provisions.

                  The Board may from time to time adopt such interpretation of this Code as they deem appropriate.

         D.       Effect of Violation of this Code.

                  In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. IC-11421 (Oct. 31, 1980) that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of that Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.


Attachments:

         Certification of Compliance (To be signed by all Access Persons of the Adviser) Annual Certification of Compliance (To be signed annually) Report of Personal Securities Transactions (To report quarterly or for single transactions) Prior Clearance Form (To be completed prior to each transaction)

        [ATTACH PERSONAL SECURITIES TRANSACTIONS REPORT FORM AFTER ANNUAL
                       CERTIFICATION OF COMPLIANCE FORM]

                                                                  Exhibit (p)(5)

                    DAVIS HAMILTON JACKSON & ASSOCIATES, L.P.

                                 MARCH 31, 2000


                 POLICIES AND PROCEDURES WITH REGARD TO CONDUCT
                          PURSUANT TO RULE 17J-1 UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                       AND

             POLICIES AND PROCEDURES TO PREVENT MISUSE OF NON-PUBLIC
                   INFORMATION PURSUANT TO SECTION 204A OF THE
                         INVESTMENT ADVISERS ACT OF 1940


                                  INTRODUCTION

         Set forth below is the Code of Ethics (the "Code") of Davis Hamilton Jackson & Associates L.P. (the "Company"), with respect to all registered investment companies for which the Company acts as investment adviser or sub-investment adviser, as required by Rule 17j-1 under the Investment Company Act of 1940, as amended. The Code applies to every "access person" associated with the Company and any mutual fund associated with the Company as described above ("Funds"). An "access person" is any person who has access to or knowledge of the investment advisory or investment management activities of the Company or any person who participates in or is involved in the securities recommendations which are made by the Company from time to time. The Code extends to the activities of such "access persons" within and outside such person's duties at the Company or any Fund. The Code governs conflicts of interest in personal securities transactions that typically arise when persons associated with the Company or the Funds invest in securities that are held or to be acquired by the Funds or other accounts for which the Company acts as the investment adviser ("managed accounts").
         Also set forth below are the Policies and Procedures (the "Policy Statement") required by Section 204A of the Investment Advisers Act of 1940, as amended, which are reasonably designed, taking into consideration the nature of the business of the Company, to prevent the Company and any person associated with it from trading in securities while in possession of material, non-public information ("insider trading").
         Every person associated with the Company and the Funds must read, acknowledge receipt and understanding of, and retain a copy of this Code and Policy Statement. Any questions regarding the Code and Policy Statement should be referred to the Company's Compliance Officer.

                          THE CODE AND POLICY STATEMENT
                              I. PROHIBITED CONDUCT
         All access persons of the Company or any Fund are prohibited from engaging in, or recommending, any securities transaction which places or appears to place their own interests above that of any Fund or managed account. Similarly, all access persons are prohibited from recommending securities transactions by any Fund or managed account without disclosing his or her interest, if any, in such securities or the issuer thereof, including without limitation:
         (a) any direct or indirect beneficial ownership of any securities of such issuer; or its affiliates;

         (b) any contemplated transaction by such person in such securities; and

         (c) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         All access persons are prohibited from divulging the current portfolio positions of any specific account, and current and anticipated portfolio transactions, programs and studies of the Company, any Fund, or any managed account to anyone unless it is properly within his or her duties to do so.
         All access persons are prohibited from engaging in any securities transaction, for their own benefit or the benefit of others, including Funds or managed accounts, while in possession of material, non-public information concerning such securities.
         Individuals involved in the research and/or investment decision-making process must notify the Executive Committee and the Compliance Officer if the individual has a direct or indirect financial interest in a security being considered for purchase in Funds or managed accounts.

         "Material" information means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have any effect on the price of a company's securities.
         Information that should be considered material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in orders, significant new products or discoveries, extraordinary borrowing, purchase or sale of substantial assets, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.
         "Material" information does not have to relate to a company's business. For example, information about the contents of a forthcoming newspaper or magazine article that is expected to affect the price of a security should be considered material. Similarly, information concerning significant transactions which the Company intends to execute on behalf of Funds or managed accounts could be material information and is prohibited from being communicated.
         Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information has been made generally available to the investment community.
         All access persons are prohibited from communicating material, nonpublic information concerning any security to others unless it is properly within his or her duties to do so. In the event any access person is uncertain about whether he or she possesses material non-public information such person should discuss the situation with the Company's Compliance Officer.

                                  II. PENALTIES
         Penalties for trading on or communicating material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         *        CIVIL INJUNCTIONS;
         *        TREBLE DAMAGES;
         *        DISGORGEMENT OF PROFITS;
         *        JAIL SENTENCES of up to 10 years;
         * FINES for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted; and
         * FINES for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.
         Penalties for personal trading violations may include fines of up to $10,000, as well as jail sentences of up to five years.
         In addition, any violation of this Code and Policy Statement can be expected to result in serious sanctions by the Company including dismissal of the persons involved.

                    III. PROCEDURES FOR CLEARANCE OF PERSONAL
                             SECURITIES TRANSACTIONS
         The following procedures have been established to aid access persons in avoiding conflicts of interest and insider trading, and to aid the Company in preventing, detecting and imposing sanctions against such conduct. Every access person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult the Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Compliance Officer, or, in the absence of the Compliance Officer, the Secretary of the Company.
         Except to the extent provided below, all access persons associated with the Company, a Fund or a managed account are prohibited from engaging in any personal securities transaction without obtaining prior approval from the Compliance Officer, or, in the absence of the Compliance Officer, the Secretary of the Company.

         The term "engaging in any personal securities transaction" means purchasing or selling, directly or indirectly, any security in which the access person has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership. This term covers not only the access person himself but also includes his or her immediate family (including such person's spouse, minor children, stepchildren and relatives of such person or such person's spouse who are sharing such person's household), any other member of the access person's immediate household, or any trust or estate of which the access person or spouse is a trustee or other fiduciary or beneficiary or of which his or her minor child is a beneficiary, or any person for whom the access person directs or effects transactions under a power of attorney or otherwise, PROVIDED, HOWEVER, that accounts in which the access person or members of his or her family have an economic interest but do not participate in investment decisions, such decisions being made exclusively by independent parties, are not covered. See the explanation of "beneficial ownership" in Appendix A.
         The term "security" has the meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, the text of which is also set forth in Appendix A, except that the term does not include securities issued or guaranteed by the United States government or its agencies or instrumentalities, securities issued or guaranteed by a state government or its agencies, instrumentalities or municipalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered open-end investment companies which are intended to maintain constant value of principal, i.e. "money-market funds."
         Prior approval is not required for:
         (a) transactions which are non-volitional on the part of the access person;

         (b) purchases which are part of an automatic dividend reinvestment plan;

         (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

         (d)      sales of such rights, as described in (c) above, so acquired;

         (e) purchases or sales of open-end investment companies, unless such companies are managed by the Company;

         (f) purchases or sales of equity securities with a total market capitalization of less than $1 billion;

         (g) transactions which, by themselves, have a value of $2,500 or less;

          (h) purchases or sales of derivatives provided they are not based on a specific equity or fixed income security.

         Transactions involving new issues (e.g., initial public offerings) or privately offered securities often involve complex issues of potential conflicts of interest or personal advantage. Transactions involving new public issues are also subject to various SEC and NASD rules and regulations, including restrictions on the purchase of so-called "hot issues" by persons associated with a registered investment adviser. Therefore, no access person is permitted to purchase securities in any "hot issue" public offering and no access person is permitted to purchase securities in any public offering or any private placement offering without obtaining prior approval of such purchase from the Company's Compliance Officer, or, in the absence of the Compliance Officer, from the Secretary of the Company. None of these officers may approve his or her own transactions, but must obtain prior approval of his or her transactions from the other officer.
         All requests for prior approval of securities transactions shall be submitted to the Compliance Officer by completing a Request for Prior Approval of Personal Transactions, a sample of which is attached hereto as Appendix B.
         The Compliance Officer, or, in the absence of the Compliance Officer, the Secretary of the Company, shall promptly notify the access person whether the request is approved or denied and record such action. A written record shall be maintained by the Compliance Officer of all requests for approval received and the action taken with respect to each request. It is expected that all orders will be promptly entered after notification of approval. In any event, clearance to enter an order shall be effective for only 24 hours after approval is given.
         Approval from the Compliance Officer for a proposed purchase or sale ordinarily will be forthcoming whenever:

         (a) no Fund or managed account is purchasing or selling, or considering for purchase or sale, such security;

         (b) the access person represents that he or she does not possess material, non-public information concerning the security proposed to be purchased or sold; and

         (c) it does not otherwise appear to the Compliance Officer, based upon the facts available at the time the prior approval request is made, that the transaction in question would amount to insider trading.

         IV.  ADDITIONAL REPORTING OF PERSONAL SECURITIES TRANSACTIONS

         Within 10 days of receiving this Code and Policy Statement, all access persons, must submit to the Compliance Officer a statement of all securities in which he or she presently has any direct or indirect beneficial ownership. Such statement shall be in the format contained in Appendix C hereto. Such statement will also be submitted by all new employees upon their employment by the Company. If, after submitting the Statement of Security Holdings as described in Appendix C, an person associated with the Company opens a brokerage account, he or she is required to send written notification of such fact disclosing the name and address of the broker and the account number of the account to the Compliance Officer prior to engaging in any transactions through such account.
         Annually on or before ten days after December 31 of each year, each access person is required to submit to the Compliance Officer a statement of all securities in which such person presently has a direct or indirect beneficial ownership. Such information shall be submitted on a Statement of Security Holdings in the form set forth in Appendix C.
         All access persons engaging in any personal securities transactions must provide the Compliance Officer with timely duplicate confirmations of such securities transactions. In this regard, all access persons shall take such steps as required by the Compliance Officer to ensure that (1) duplicate copies of confirmations of securities transactions and (2) monthly statements of the account are submitted to the Compliance Officer. Quarterly, on or before ten days after the end of the calendar quarter, each access person shall submit a written report to the Compliance Officer listing all securities transactions, including any private placements, made for the account of such access person during the quarter just ended. From time to time the Company may report or may be required to report to the directors of any mutual fund for which the Company serves as investment adviser some or all of the information provided by the Company's access persons pursuant to the requirements of this Code.
         The Compliance Officer shall send a letter, in the form annexed hereto as Appendix D (which shall be signed by the access person), to the broker-dealer or other entity in order to ensure receipt by the Company of duplicate confirmations and monthly statements. All information relating to personal securities received by the Compliance Officer shall be treated as "Personal and Confidential" but will be available for inspection by the Executive Committee of the Company, and by the appropriate regulatory agencies. Any report submitted by an access person may contain a statement that the report shall not be construed as an admission by the person making such report that the access person has any direct or indirect beneficial ownership in the security to which the report relates.
                   V. GUIDELINES TO CONSIDER BEFORE INVESTING
         Before seeking approval for engaging in any personal securities transaction, ask yourself the following questions:
         i. Is the security you are considering also a security being purchased or sold or subject to a program for purchase or sale by a Fund or managed account?

         ii. Is the security being considered for purchase or sale by a Fund or other managed account? (A security is being considered for purchase or sale whenever a recommendation to purchase or sell such security has been made to an investment officer of a Fund, or a Company Principal for a managed account, and such person has not affirmatively rejected such recommendation).

         With respect to securities about which you may have potential inside information, before trading for yourself or others, including Funds or managed accounts, ask yourself the following questions:
         i.       Is the  information  material?  Is  this  information  that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

         ii. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in the Dow Jones newswire service, Reuters Economic Services, The Wall Street Journal or other publications of general circulation?

         If, after consideration of the items set forth above, there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of trading on such information, you should contact the Compliance Officer before trading or communicating the information to anyone.
            VI. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the Company, except the Compliance Officer. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed and access to computer files containing material non-public information should be restricted.

                    DAVIS HAMILTON JACKSON & ASSOCIATES, L.P.

                             EMPLOYEE ACKNOWLEDGMENT



Code of Ethics and Statement of Policies and Procedures

I have received and read the Code of Ethics and Statement of Policies and Procedures of Davis Hamilton Jackson & Associates, L.P. pertaining to conduct pursuant to Rule 17j-1 under the Investment Company Act of 1940 and the requirements of Section 204A of the Investment Advisors Act of 1940 dealing with the misuse of material non-public information.




Signature



Employee's Name (Please Print)



Employee's Social Security Number



Date

                                   APPENDIX A


"BENEFICIAL OWNERSHIP"

         Securities owned of record or held in your name are generally considered to be beneficially owned by you.

         Securities  held in the  name of any  other  person  are  deemed  to be beneficially owned by you if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for your benefit (regardless of record ownership), e.g., securities held for you or members of your immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by you, but which have not been transferred into your name on the books of the company; securities which you have pledged; or securities owned by a corporation that should be regarded as your personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of your immediate family, which includes your spouse, your minor children and stepchildren and your relatives or relatives of your spouse who are sharing your home or who are directors or officers of the company or its subsidiary, unless because of special and countervailing circumstances, you do not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. You are also deemed the beneficial owner of securities held in the name of some other person, even though you do not obtain benefits of ownership, if you can vest or revest title in yourself at once, or at some future time.

         In addition, the SEC has promulgated certain rules which provide that a person shall be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (i) through the exercise of any option, warrant or right; (ii) through the conversion of a security; or
(iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

         With respect to ownership of securities held in trust, beneficial ownership includes the ownership of securities as a trustee in instances where either you as trustee or a member of your "immediate family" have a vested interest in the income or corpus of the trust, the ownership by you of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which you as the settlor have the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exceptions to these trust beneficial ownership rules exist, including an exception for instances where beneficial ownership is imposed solely by reason of your being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without your prior approval as settlor or beneficiary. "Immediate family" of you as trustee means your son or daughter (including your legally adopted child) or any descendant of either, your stepson or stepdaughter, your father or mother or any ancestor of either, your stepfather or stepmother and your spouse.

         The SEC has promulgated rules with respect to indirect beneficial ownership. To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent to his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of any indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, any investment company registered under the Investment Company Act of 1940, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

         Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

         The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while you may include security holdings of other members of your family, you may nonetheless disclaim beneficial ownership of such securities.

"SECURITY"

         The federal securities laws define "security" as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX B

------------------------------------------------------------------------------------------------------------------------------------

REQUEST FOR PRIOR APPROVAL OF PERSONAL TRANSACTIONS
DAVIS HAMILTON JACKSON & ASSOCIATES, L.P.

------------------------------------------------------------------------------------------------------------------------------------


ACCOUNT NAME:                                            APPROVED BY:

                     -----------------------------------
                                                                                  -----------------------------------------

BROKER ACCOUNT NO.:                                      APPROVAL DATE:

                     -----------------------------------                          -----------------------------------------

BROKERAGE FIRM:                                          APPROVAL TIME:

                     -----------------------------------                          -----------------------------------------

------------------------------------------------------------------- --------------------------------------------------- ------------


==================

     SELL

==================


    Position
   Eliminated              SHARES                   TICKER                           SECURITY                       Trade Denied

     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------
     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------
     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------
     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------


==================

      BUY

==================


    Position
   Eliminated              SHARES                   TICKER                           SECURITY                       Trade Denied

     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------
     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------
     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------
     [  ]
                   -----------------------    --------------------    --------------------------------------   --------------------


PLEASE NOTE: All trades must be approved by the Compliance Officer, Secretary or President prior to execution. Submission of a request form constitutes a representation that the person submitting the form does not possess material, non-public information concerning the securities proposed to be purchased or sold. If a security transaction is denied, a new request form must be submitted and approved before any trade is permissible. If the trade is not executed within 24 hours of approval, it must be re-approved.

                                   APPENDIX C

                         STATEMENT OF SECURITY HOLDINGS

                            As of ____________, ____

List all securities in which you, your immediate family, any other member of your immediate household, or any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or any person for whom you direct or effect transactions under a power of attorney or otherwise maintain a beneficial interest. If none, write NONE. Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, securities issued or guaranteed by a state government, or one of its agencies, instrumentalities or municipalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered open-end investment companies which are intended to maintain constant value of principal, i.e. "money-market funds", need not be listed. Attach continuation sheets if necessary.

-------------------------------------------------- -------------------------- --------------------------------------


                                                        No. of Shares or
                Name of Issuer                          Principal Amount                Type of Security

-------------------------------------------------- -------------------------- --------------------------------------

-------------------------------------------------- -------------------------- --------------------------------------

-------------------------------------------------- -------------------------- --------------------------------------

-------------------------------------------------- -------------------------- --------------------------------------

-------------------------------------------------- -------------------------- --------------------------------------


I certify that the statements made by me on this form and any attached pages are true, complete, and correct to the best of my knowledge and belief, and are made in good faith.

Date:
                                                              Printed Name



                                                              Signature

Return Form directly to Compliance Officer

APPENDIX D

                                                               Date

Contact
Broker/Dealer
Address

Dear Sirs:

         This letter will serve as our request for duplicate trade confirms and monthly statements pertaining to the account referenced below to be sent to the Compliance Officer at the address indicated above.

                  Account Name:

                  Account Number:

                  Thank you for your assistance with this matter.

                                                              Sincerely yours,



                                                              Compliance Officer

I hereby notify you that I am an associated person of Davis Hamilton Jackson & Associates, L.P. Please comply with the request set forth above.

                                                              Sincerely yours,



                                                              Signature



                                                              Print Name

                                                                  Exhibit (p)(6)

                                CODE OF ETHICS OF
                     THE NORTHERN TRUST COMPANY AND NORTHERN
                        TRUST QUANTITATIVE ADVISERS, INC.
                            AS INVESTMENT ADVISERS TO
                         REGISTERED INVESTMENT COMPANIES


This Code of Ethics ("the Code") has been adopted by The Northern Trust Company and Northern Trust Quantitative Advisers, Inc. (collectively, "Northern") in compliance with Rule 17j-1(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. That rule requires each investment adviser of a registered investment company to adopt a written code of ethics. In certain respects the Code imposes requirements that exceed those imposed by law.

The purpose of the Code is to establish general principles governing the conduct of Northern's employees in connection with Northern's services as investment adviser to registered investment companies, and to establish procedures to enhance compliance with those general principles and, in particular, to prevent Access Persons from engaging in any act, practice, or course of business prohibited by SEC Rule 17j-1(a).

For the purposes of the Code, an Access Person is a Northern employee who, with respect to any registered investment company for which Northern serves as investment adviser (an "Investment Company"), (1) makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to an Investment Company; or (2) who, in connection with his or her duties, obtains any information concerning securities recommendations being made by Northern to an Investment Company. For purposes of the Code, an "Investment Person" -- which is a subcategory of all Access Persons
- is a Northern employee who (1) is engaged in the management of securities held by an Investment Company as a portfolio manager, co-manager or member of the portfolio management team, whether or not that person is primarily engaged in the management of other accounts (hereinafter a "Portfolio Manager"); or (2) is engaged in investment research or fixed income research activities related to securities held or to be acquired by an Investment Company; or (3) is engaged in trade execution activities for Investment Company securities.

Rule 17j-1(a) renders it unlawful for any affiliated person of an investment adviser of a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired1 by such registered investment company --

     1. To employ any device, scheme or artifice to defraud such registered investment company;

     2. To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered investment company; or

     4. To engage in any manipulative practice with respect to such registered investment company.

                                     PART I
                               GENERAL PRINCIPLES


A. The Code governs the conduct of each Access Person of Northern.

B. All Access Persons shall act at all times to give priority to the interests of each Investment Company and to the interests of the shareholders of each Investment Company. All Access Persons shall conduct all personal securities transactions consistent with the Code and in such manner as to avoid any actual or potential conflict of interest or any abuse of the Access Person's position of trust and responsibility with respect to any Investment Company. A fundamental principle underlying the Code is that no Access Person should take any inappropriate advantage of his or her position. In addition, Access Persons are generally discouraged from engaging in short-term speculative trading, excessive trading and trading which interferes with an employee's job responsibilities. Compliance with the Code is a condition of employment of each Access Person. Violation of any of the foregoing principles or of any other specific provision of the Code is grounds for disciplinary action, including termination of employment.

C. No Access Person shall engage in any of the conduct prohibited by Rule 17j-1(a), quoted above, in connection with an Investment Company.

D. Access Persons are subject to and must comply with the policy on Gifts, Bequests, Meals, Entertainment and Loans from Client or Vendors to Staff Members contained in the Northern Trust Corporation Guidelines Relating to Standards of Conduct.

E. An Access Person should not serve as a member of a board of directors of a publicly-held company. Exceptions to this policy require the written approval of the Access Person's Business Unit Head or President.

F. Each Access Person shall certify annually on the prescribed form that he or she has read and understood the Code, recognizes that he or she is subject thereto, has complied with the Code, including the securities trading provisions in Part II thereof, and will continue to comply with the Code so long as he or she remains an Access Person.

G. The Chief Investment Officer of Northern shall designate a Review Officer who shall review all reports of securities holdings and securities transactions submitted pursuant to the Code or to Rule 17j-1 in order to seek to identify any possible violation of the Code. The Review Officer shall report any apparent violation of the Code to Northern's Chief Compliance Officer for appropriate action.

H. Northern shall preserve in an easily accessible place:

o (i) a copy of the predecessor of the Code, of the Code and of any amendments to the Code for a period of five years after it was last in effect;

o (ii) a record of any violation of the Code and of any action taken as a result of such violation, for a period of five years from the end of the fiscal year in which the violation occurred;

o (iii) a copy of each report made by an Access Person pursuant to Rule 17j-1 for a period of five years from the end of the fiscal year in which the report was made; and

o (iv) a list of all persons who are, or within the prior five years have been, required to make reports pursuant to Rule 17j-1 and a list of all persons responsible for reviewing such reports.

I. All questions of interpretation of provisions of the Code shall be submitted in writing to and resolved by the General Counsel or his designee2 ("Legal Counsel") and resolved by Legal Counsel. Pending resolution of any issue submitted to Legal Counsel, any uncertainty about the scope of any provision of the Code should be resolved in favor of a broader rather than narrower interpretation. The General Counsel also reserves the right in appropriate circumstances to grant waivers from any requirements under this Code.

                                     PART II
              PROVISIONS REGARDING PERSONAL SECURITIES TRANSACTIONS


The following provisions pertain to securities transactions in all accounts of an Access Person (including accounts of an Investment Person or a Portfolio Manager whenever specifically indicated). For purposes of these provisions, the accounts of a person include all accounts in the name of the person, all accounts of the person's spouse, all accounts of any minor children or other relatives (by marriage or otherwise) living in the person's home and all such accounts in which any of the foregoing persons has any beneficial ownership interest or over which he or she exercises control or investment influence.

References in this Part II to transactions by a person refer to transactions in any account of the person as defined in this paragraph. Limitations on the scope of the meaning of "all accounts of an Access Person" in the circumstances of a particular person may be made in writing by Legal Counsel upon the written request of an Access Person. Any such request shall set forth in reasonable detail the facts and circumstances, and shall include an explanation why the requested limitations will not enable the person to circumvent the objectives of the Code.

A. All securities accounts of an Access Person shall be maintained at Northern Trust Securities, Inc. ("NTSI"), or at another brokerage firm selected by the Access Person, provided that notice pursuant to the prescribed form has been provided by the Access Person to the Review Officer before placing any orders.

B. Duplicate confirmations for all transactions and duplicate statements for all accounts of an Access Person, whether or not all such accounts are maintained at NTSI, shall be provided by the broker/dealer directly to the Review Officer, who shall review all such information to assure that each Access Person has complied with the Code in all respects.

C. Each Access Person shall inform the Review Officer, using the prescribed form, of all securities (whether or not publicly traded) in which the Access Person has any beneficial ownership not later than ten (10) days after commencing employment. Not later than January 30 each year, each Access Person shall provide the Review Officer with a list of all securities (whether or not publicly traded) in which the Access Person had any beneficial ownership as of the preceding December 31. In lieu of a separate listing of holdings, where all securities in question are held in an account with a broker-dealer, another bank or other custodian, the Access Person may provide written certification of the accuracy and completeness of statements provided by the Investment Person's agent(s). An Access Person may exclude from such lists all securities of the types described in footnote 4. The concept of beneficial ownership is defined in footnote 5.

D. No Access Person shall engage in any securities transaction without prior approval by the Review Officer. Requests for approval shall be submitted on the prescribed form. The purpose of this "preclearance" requirement is to foster compliance with other provisions of the Code. The preclearance requirement does not apply to purchases of debt obligations issued or guaranteed by the United States Government, its agencies or instrumentalities; high quality short-term debt instruments, including but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements; shares of registered open-end investment companies; and securities issued by Northern Trust Corporation. Each approval for a proposed transaction shall be valid until 5 p.m. Central Time on the first day the financial markets are open for trading following the day of approval.

E. The foregoing prohibition on the purchase of securities without prior approval does extend to securities purchased in a private placement. The purchase of securities in a private placement by an Investment Person must be approved in writing by the Chief Investment Officer ("CIO"). In determining whether an Investment Person's purchase of privately placed securities will be approved, the CIO shall take into account, among other factors, whether the investment opportunity should be reserved for an Investment Company and whether the investment opportunity is being offered to the Investment Person by virtue of his or her relationship to an Investment Company. The purchase of securities in a private placement by the CIO must be approved in writing by the CIO's immediate supervisor.

F. The fact of an Investment Person's ownership of privately placed securities shall be disclosed to the CIO at any time when, to the knowledge of the Investment Person, an Investment Company is considering the purchase or sale of other securities issued by the issuer of the privately placed securities. This separate disclosure must be made even though the Investment Person has previously disclosed the ownership of the privately placed securities in compliance with Parts II.C and II.E of the Code. No Investment Person may participate in any investment decision on behalf of an Investment Company which involves the issuer of securities whose privately placed securities are held by the Investment person without first disclosing in writing the fact of his or her ownership of the privately placed securities to the CIO and the Review Officer. The CIO shall determine whether the proposed investment is consistent with the Investment Company's investment objectives and is consistent with the best interests of the Investment Company before the Investment Company may purchase the security. The CIO's determination shall be in writing and forwarded to the Review Officer.

G. Restrictions Applicable to all Access Persons
     1. No Access Person shall purchase any equity securities issued as part of an initial public offering until three business days after the public offering date.
     2. No Access Person shall engage in a securities transaction at a time when an Investment Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.
     3. No Access Person shall purchase or sell any security for a period of five business days after the security has been added to the Guidance List, the Institutional List or the International List. In addition, no Access Person shall purchase or sell any security for a period of five business days after the internal rating on a security within the Guidance List has moved away from Neutral in either direction.
     4. No Access Person shall engage in a securities transaction when the Access Person knows at the time of the transaction that such security is being considered for purchase or sale by an Investment Company.
H. In addition to the restrictions contained in Part II. G. above, no Portfolio Manager shall engage in a securities transaction during the period beginning seven calendar days before and ending seven calendar days after the day on which an Investment Company managed, co-managed or for which the individual is part of the portfolio management team has purchased or sold that same security.

I. The foregoing prohibitions on transactions by Access Persons and by Portfolio Managers do not apply where the Investment Company in question limits its investments to purchases of securities or derivatives for the purpose of replicating a major stock or bond index.3

J. For purposes of the foregoing prohibitions, "securities transaction" does not include a transaction in debt obligations issued or guaranteed by the United States Government, its agencies or instrumentalities; high quality short-term debt instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements, and shares of registered open-end investment companies.

K. Personal securities transactions by Access Persons in stocks of companies with market capitalization of $50 billion or more at the time of purchase or sale are not subject to the blackout periods or pending buy or sell order restrictions noted in Parts II G 2, 3 and 4 and H, above. However, such transactions are still subject to the preclearance requirement noted in Part II D, above.

L. Any profit realized as a result of any transaction that is not in compliance with Part II of the Code must be disgorged to the Northern Trust Company Charitable Trust for such disposition as such Charitable Trust determines in its sole discretion.

M. In addition to the disgorgement penalty and consistent with the general principles set forth in Part I, above, if review of an Access Person's personal trading activity detects any abuse, appropriate disciplinary action may be taken. Such action may include, but is not limited to, restricting the Access person's ability to conduct personal securities transactions, imposing holding periods on securities acquired by the Access Person or terminating the employee.

N. SEC Rule 17j-1(c) requires that each Access Person shall provide Northern with the following information with respect to transactions in any security4 in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership5 in the security: o (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

o        (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition)

o        (iii) The price at which the transaction was effected; and

o (iv) The name of the broker, dealer or bank with or through whom the transaction was effected. Northern shall inform each Access Person who is under a duty to make such reports. These reports must state the date the report is submitted and must be submitted within 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Northern will accept in lieu of such report duplicate trade confirmations and monthly accounts statements, provided they contain the required information and are received within the required time frame.

Revised December 1999

FOOTNOTES

1 For these purposes, a security held or to be acquired by a registered investment company is a security which, within the most recent 15 days, is or has been held by the investment company or is being or has been considered by it, or by Northern as adviser, for purchase by the investment company, and includes an option to purchase or sell such a security.

2 Any written communication provided for under the Code may be accomplished by facsimile or electronic transmission.

3 It should be noted, however, that the "blackout" periods specified in Part II do not supersede, but rather supplement, the general prohibitions against deceptive, fraudulent and manipulative practices in connection with securities held or to be acquired by a registered investment company. See footnote 1 on page 1.

4 For purposes of this requirement, "security" does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

5 A person is a "beneficial owner" of a security for purposes of the Code and Rule 17j-1 if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. An indirect pecuniary interest includes, but is not limited to: (1) securities held by members of a person's immediate family sharing the same household; (2) a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; (3) a person's right to dividends that is separated or separable from the underlying securities; (4) a person's interest in securities held by a trust; and (5) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable. An indirect pecuniary interest would include, for example, the right of a Northern employee to acquire Northern stock pursuant to an employee stock option.